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                                                                    EXHIBIT 10.2

                                AMENDMENT NO. 1
                                     TO THE
                                E HOLDINGS, INC.
                              1997 INCENTIVE PLAN

         WHEREAS, the Board of Directors of EduTrek International, Inc. (the "Company") has previously adopted, and the shareholders of the Company have approved, the E Holdings, Inc. 1997 Incentive Plan (the "Plan") pursuant to which options to purchase stock of the Company may be issued to eligible directors and employees of the Company; and

         WHEREAS, the Company changed its name from E Holdings, Inc. to EduTrek International, Inc., such name change being effective as of April 8, 1997;

         WHEREAS, the Board of Directors of the Company deems it desirable to amend the Plan as provided herein to provide for an increase of the total number of shares of Class A Common Stock of the Corporation reserved and available for issuance under the Plan;

         NOW, THEREFORE, the Plan is amended upon the terms, and subject to the conditions, set forth herein:

                                   ARTICLE I

                               AMENDMENT TO PLAN

         1.1 Section 3 of the Plan, entitled "Stock Subject to Plan", shall be amended by deleting the first sentence thereof in its entirety and substituting therefor the following:

                          "The total number of shares of Stock reserved and
                 available for distribution under the Plan shall be 118,484."

                                   ARTICLE II

                          EFFECTIVE DATE OF AMENDMENT

         2.1 The amendments effected hereby shall be effective on or after the date this amendment is approved by the Board of Directors of the Company, but subject to approval of a majority of the shares of Common Stock of the Company entitled to vote thereon represented in person and by proxy at a meeting of shareholders.